EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
of WaferGen Bio-Systems, Inc.:

We hereby consent to the incorporation by reference in Registration Statement (Form S-8) pertaining to the WaferGen Bio-Systems, Inc. 2008 Stock Incentive Plan of our Report dated March 28, 2008 with respect to the consolidated financial statements of WaferGen Bio-systems, Inc. included in its Annual Report (Form 10-KSB, as amended) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Rowbotham & Company LLC

San Francisco, CA
July 28, 2008